                                                                    EXHIBIT 99.1

                              [CENTEX LETTERHEAD]

NEWS RELEASE
--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE
For additional information, contact at: 214/981-5000:
LELDON E. ECHOLS, EVP and Chief Financial Officer
SHEILA E. GALLAGHER, VP -- Corporate Communications

                       CENTEX SAYS HOME UNIT SALES UP 27%

         (DALLAS - Nov. 19, 2002): Centex Corporation (NYSE: CTX) said that its home building unit sales for the first seven weeks of the quarter ending Dec. 31, 2002 were 27% higher than unit sales at the same point in the quarter ended Dec. 31, 2001.

         Centex also noted that unit sales in the month of October this year were 40% higher than October sales last year and that unit sales for the first three weeks of November 2002 were 12% higher than sales for the same period a year ago.

         The comments were made yesterday at an analyst meeting in Dallas.

         Through its subsidiaries, Dallas-based Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage originators, and general building contractors. The company also has operations in investment real estate and home services and currently owns approximately 65% of a publicly held construction products company.

                                      ###

FORWARD-LOOKING STATEMENTS. THE "OUTLOOK" SECTION OF THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE CONTEXT OF THE STATEMENT AND GENERALLY ARISE WHEN THE COMPANY IS DISCUSSING ITS BELIEFS, ESTIMATES OR EXPECTATIONS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM WHAT IS EXPRESSED OR FORECAST IN SUCH FORWARD-LOOKING STATEMENTS. THE PRINCIPAL RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS INCLUDE THE FOLLOWING: GENERAL ECONOMIC CONDITIONS AND INTEREST RATES; THE CYCLICAL AND SEASONAL NATURE OF THE COMPANY'S BUSINESSES; ADVERSE WEATHER; CHANGES IN PROPERTY TAXES AND ENERGY COSTS; CHANGES IN FEDERAL INCOME TAX LAWS AND FEDERAL MORTGAGE FINANCING PROGRAMS; GOVERNMENTAL REGULATIONS; CHANGES IN GOVERNMENTAL AND PUBLIC POLICY; CHANGES IN ECONOMIC CONDITIONS SPECIFIC TO ANY ONE OR MORE OF THE COMPANY'S MARKETS AND BUSINESSES; COMPETITION; AVAILABILITY OF RAW MATERIALS; AND UNEXPECTED OPERATIONS DIFFICULTIES. THESE AND OTHER FACTORS ARE DESCRIBED IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2002, AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2002, WHICH ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.